                                                                  EXHIBIT (h.13)

                              DELEGATION AGREEMENT


         AGREEMENT, dated as of August 8, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and Portfolio Partners, Inc., a company organized under the laws of the State of Maryland (the "Fund").

         WHEREAS, pursuant to the provisions of Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, as described herein; and

         WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

         Capitalized terms in this Agreement have the following meanings:

         a. Authorized Representative

            Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

         b. Board

            Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

         c. Country Risk

            Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody and the likelihood of nationalization, currency controls and the like.

         d. Eligible Foreign Custodian

            Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1).

         e. Foreign Assets

            Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

         f. Foreign Custody Manager

            Foreign Custody Manager has the meaning set forth in Rule
17f-5(a)(3).

         g. Securities Depository

            Securities Depository has the meaning set forth in Rule 17f-7(b)(1).

         h. Monitor

            Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

2.       REPRESENTATIONS

         a. Delegate's Representations

            Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

         b. Fund's Representations

            Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.       JURISDICTIONS AND DEPOSITORIES COVERED

         a. Initial Jurisdictions and Depositories

            The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix A2. Upon the creation of a new Securities Depository, in any of the jurisdictions listed in Appendix A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in Appendix A2 and will be covered by the terms of this Agreement.

         b. Added Jurisdictions and Depositories

            Jurisdictions and related Securities Depositories may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

         c. Withdrawn Jurisdictions

            Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.       DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

         a. Selection of Eligible Foreign Custodians

            Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

         b. Contracts With Eligible Foreign Custodians

            Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.       MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian and the performance of the governing contractual arrangements in accordance with Rule 17f-5. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract in accordance with Rule 17f-5.

6.       SECURITIES DEPOSITORIES

         a. In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than July 2, 2001, provide the Fund or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto.

         b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto on a continuing basis, and shall promptly notify the Fund or its investment adviser of any material change in such risks.

         c. Delegate shall, concurrent with the execution of this Agreement, provide each Fund or its investment advisers with information which will enable such Fund or its investment advisers to determine whether each Securities Depository listed in Appendix A2 is an Eligible Securities Depository as defined in Rule 17f-7(b)(1). Delegate shall Monitor such information and promptly notify each Fund or its investment advisers of any material change in any information provided by Delegate regarding whether a Securities Depository meets the definition of Eligible Securities Depository.


7.       GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

         a. Board's Conclusive Determination Regarding Country Risk

            In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

            Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

         b. Selection of Eligible Foreign Custodians

            In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

            i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

            ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

            iii. The Eligible Foreign Custodian's general reputation and standing;

            iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

            v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement.

         c. Evaluation of Written Contracts

            In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d. Monitoring of Eligible Foreign Custodians

            In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian and the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in Appendix D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, Delegate shall promptly so advise the Fund and the Fund shall bear any expense related to such relocation of Foreign Assets.

8.       STANDARD OF CARE

         a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

         b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       REPORTING REQUIREMENTS

         Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.      PROVISION OF INFORMATION REGARDING COUNTRY RISK

         With respect to the jurisdictions listed in Appendix A1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment adviser with access to Eyes to the WorldTM, a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.      LIMITATION OF LIABILITY.

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

            i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

            ii. Any information which the Delegate provides or does not provide under Section 10 hereof;

            iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable to any other party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      EFFECTIVENESS AND TERMINATION OF AGREEMENT

         This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by sixty (60) days written notice from the terminating party to the non-terminating party.

13.      AUTHORIZED REPRESENTATIVES AND NOTICES

         The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.      GOVERNING LAW

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                             Investors Bank & Trust Company

                             By:  Andrew Nesvet
                                  ---------------------------
                             Name: Andrew Nesvet
                             Title: Managing Director

                             PORTFOLIO PARTNERS, INC.

                             By: Laurie M. Tillinghast
                                 ----------------------------
                             Name: Laurie M. Tillinghast
                             Title: President

LIST OF APPENDICES

         A1 -- Jurisdictions Covered

         A2 - Securities Depositories Covered

         B -- Additional Jurisdictions/Securities Depositories Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

         E -- Information Regarding Country Risk

         F -- Authorized Representatives

                                   APPENDIX A1

                              JURISDICTIONS COVERED


                          Argentina                     Kenya
                          Austria                       Korea
                          Australia                     Latvia
                          Bahrain                       Lebanon
                          Bangladesh                    Lithuania
                          Belgium                       Luxembourg
                          Bermuda                       Malaysia
                          Bolivia                       Mauritius
                          Botswana                      Mexico
                          Brazil                        Morocco
                          Bulgaria                      Namibia
                          Canada                        Netherlands
                          Chile                         New Zealand
                          China                         Norway
                          Clearstream (Cedel)           Oman
                          Colombia                      Pakistan
                          Costa Rica                    Panama
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Ivory Coast                   Uruguay
                          Japan                         Venezuela
                          Jordan                        Zambia
                          Kazakhstan                    Zimbabwe

                                   APPENDIX A2

                         SECURITIES DEPOSITORIES COVERED

-------------------------------------------------------------------------------
Argentina         CDV                    Philippines       PCD
                  CRYL                                     RoSS
-------------------------------------------------------------------------------
Australia         Austraclear Ltd.       Poland            CRBS
                  CHESS                                    NDS
                  RITS
-------------------------------------------------------------------------------
Austria           OeKB AG                Portugal          Central de Valores
                                                              Mobiliarios
-------------------------------------------------------------------------------
Bahrain           None                   Romania           NBR
                                                           SNCDD
                                                           Stock Exchange
                                                              Registry, Clearing
                                                              & Settlement
-------------------------------------------------------------------------------
Bangladesh        None                   Russia            DCC
                                                           NDC
                                                           VTB
-------------------------------------------------------------------------------
Belgium           BKB                    Singapore         CDP
                  CIK                                      MAS
-------------------------------------------------------------------------------
Bermuda           None                   Slovak Republic   NBS
                                                           SCP
-------------------------------------------------------------------------------
Botswana          None                   Slovenia          KDD
-------------------------------------------------------------------------------
Brazil            CBLC                   South Africa      STRATE
                  CETIP                                    The Central
                  SELIC                                       Depository (Pty)
                                                              Ltd.
-------------------------------------------------------------------------------
Bulgaria          The Bulgarian          Spain             Banco de Espana
                      National Bank                        SCLV
                  The Central
                      Depository
-------------------------------------------------------------------------------
Canada            Bank of Canada         Sri Lanka         CDS
                  CDS
-------------------------------------------------------------------------------
Chile             DCV                    Sweden            VPC AB
-------------------------------------------------------------------------------
China             SSCC                   Switzerland       SIS SegaIntersettle
                  SSCCRC                                      AG
-------------------------------------------------------------------------------
Clearstream                              Taiwan            TSCD
-------------------------------------------------------------------------------
Colombia          DCV                    Thailand          TSD
                  DECEVAL
-------------------------------------------------------------------------------
Costa Rica        CEVAL                  Turkey            CBT
                                                           Takasbank
-------------------------------------------------------------------------------
Croatia           CNB                    Ukraine           Depository of the
                  Ministry of Finance                         National Bank of
                  SDA                                         Ukraine
                                                           MFS Depository
-------------------------------------------------------------------------------
Czech Republic    SCP                    Uruguay           None
                  TKD
-------------------------------------------------------------------------------
Denmark           VP                     United Kingdom    CMO
                                                           CREST
-------------------------------------------------------------------------------
Ecuador           DECEVALE, S.A.         Venezuela         BCV
                                                           CVV
-------------------------------------------------------------------------------
Egypt             Misr for Clearing,     Zambia            Bank of Zambia
                      Settlement & Dep.                    LuSE CSD
-------------------------------------------------------------------------------
Estonia           ECDSL                  Zimbabwe          None
-------------------------------------------------------------------------------
Euroclear
-------------------------------------------------------------------------------
Finland           APK
-------------------------------------------------------------------------------
France            Sicovam SA
-------------------------------------------------------------------------------
Germany           Clearstream
-------------------------------------------------------------------------------
Ghana             None
-------------------------------------------------------------------------------
Greece            Bank of Greece
                  CSD
-------------------------------------------------------------------------------
Hong Kong         CCASS
                  CMU
-------------------------------------------------------------------------------
Hungary           Keler Ltd.
-------------------------------------------------------------------------------
India             CDSL
                  NSDL
-------------------------------------------------------------------------------
Indonesia         Bank Indonesia
                  PT.KSEI
-------------------------------------------------------------------------------
Ireland           CREST
                  Gilt Settlement Office
-------------------------------------------------------------------------------
Israel            TASE Clearing
                     House Ltd.
-------------------------------------------------------------------------------
Italy             Banca d-Italia
                  Monte Titoli
-------------------------------------------------------------------------------
Ivory Coast*      Depositaire Central/
                     Banque de Reglement
-------------------------------------------------------------------------------
Japan             Bank of Japan
                  JASDEC
-------------------------------------------------------------------------------
Jordan            SDC
-------------------------------------------------------------------------------
Kazakhstan        Kazakhstan Central
                     Securities Depository
-------------------------------------------------------------------------------
Kenya             Central Bank of Kenya
                     Central Depository
-------------------------------------------------------------------------------
Korea             KSD
-------------------------------------------------------------------------------
Latvia            Bank of Latvia
                  LCD
-------------------------------------------------------------------------------
Lebanon           Banque de Liban
                  MIDCLEAR
-------------------------------------------------------------------------------
Lithuania         CSDL
-------------------------------------------------------------------------------
Luxembourg        Clearstream
-------------------------------------------------------------------------------
Malaysia          BNM (SSTS)
                  MCD
-------------------------------------------------------------------------------
Mauritius         CDS
-------------------------------------------------------------------------------
Mexico            S.D. Indeval
-------------------------------------------------------------------------------
Morocco           Maroclear S.A.
-------------------------------------------------------------------------------
Netherlands       NECIGEF
-------------------------------------------------------------------------------
New Zealand       New Zealand Central
                     Securities Depository
-------------------------------------------------------------------------------
Norway            VPS
-------------------------------------------------------------------------------
Oman              MDSRC
-------------------------------------------------------------------------------
Pakistan          Central Depository Co.
                     of Pakistan Limited
                  State Bank of Pakistan
-------------------------------------------------------------------------------
Peru              CAVALI
-------------------------------------------------------------------------------

* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast

                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED



         Pursuant to Article 3 of this Agreement, Delegate and Fund's investment adviser, pursuant to authority delegated by the Board of Directors of the Fund agree that the following jurisdictions shall be added to Appendix A1:


                   [insert additional countries/depositories]


INVESTORS BANK & Trust Company

By:  ___________________________________

Name:

Title:


[Insert Investment Adviser's name]


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES

         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



_________         None


_________         Other (list below):

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS

         In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


                            1. Operating performance

                            2. Established practices and procedures

                            3. Relationship with market regulators

                            4. Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK


         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:



            1.     Copy of Addenda or Side Letters to Subcustodian Agreements

            2.     Legal Opinion, if available, with regard to:

                   a)   Access to books and records by the Fund's accountants

                   b) Ability to recover assets in the event of bankruptcy of a custodian

                   c)   Ability to recover assets in the event of a loss

                   d) Likelihood of expropriation or nationalization freezes or confiscation of assets, if available

                   e) Ability to repatriate or convert cash or cash equivalents

            3.     Audit Report

            4.     Copy of Balance Sheet from Annual Report

            5.     Country Profile Matrix containing market practice for:

                   a)   Delivery versus payment

                   b)   Settlement method

                   c)   Currency restrictions

                   d)   Buy-in practice

                   e)   Foreign ownership limits or restrictions

                   f)   Unique market arrangements

                   g)   Securities regulatory environment

                   h)   Taxation

            6.     Eligible Securities Depository evaluation

                                   APPENDIX F
                           AUTHORIZED REPRESENTATIVES


The names and addresses of each party's authorized representatives are set forth below:

         A.  BOARD

                  Portfolio Partners, Inc.
                  151 Farmington Avenue
                  Hartford, CT 06156
                  Attn: Laurie LeBlanc-Tillinghast, President

         With a copy to:

                  Portfolio Partners, Inc.
                  151 Farmington Avenue
                  Hartford, CT 06156
                  Attn: J. Neil McMurdie, Esq., Assistant Secretary


         B.  INVESTMENT ADVISER

                  [ADD]


         B.  DELEGATE

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Shawn Hogan, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929